                                                                      Exhibit 20


          FOR IMMEDIATE RELEASE                                    July 18, 2002

          Baltimore, Maryland

          MERCANTILE BANKSHARES REPORTS SECOND QUARTER RESULTS

          Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended June 30, 2002, diluted net income per share was $.67, an increase of 8.1% over the $.62 reported for the second quarter last year. Net income for the quarter ended June 30, 2002 was $46,945,000, a 5.2% increase over net income of $44,624,000 for the same period in 2001. As a result of newly-adopted rules under Generally Accepted Accounting Principles, amortization of goodwill has been discontinued in 2002. Had the same rules been in effect in 2001, net income would have been $.04 per share higher for the quarter ended June 30, 2001.

          Mr. Kelly stated: "The operating environment continues to be challenging given uncertainties about the economy and the securities market. In that light, I believe Mercantile had a solid quarter. We reported an increase in net income; addressed asset quality issues in the leasing business; reduced the levels of nonperforming and monitored assets from the first quarter; maintained strong reserves; and absorbed severance expenses of $1.7 million in connection with the ongoing reorganization of the investment and wealth management business."

          For the first six months of 2002, net income was $93,120,000, an increase of 2.3% over the $90,982,000 reported for the comparable period in 2001. Diluted net income per share for the first half of 2002 was $1.32, a 3.9% increase over the $1.27 for the same period last year. Excluding goodwill amortization, net income would have been $.06 per share higher for the first six months of 2001.

          Net interest income for the quarter ended June 30, 2002 increased 6.3% to $110,425,000 from $103,908,000 for the second quarter last year. The growth in net interest income was attributable to growth in average earning assets, particularly investment securities. For the second consecutive quarter, the net interest margin improved, increasing by 2 basis points (bp) to 4.74%. This is attributable, in part, to year-over-year average deposit growth of 6.3%. Compared to the second quarter last year, however, the net interest margin declined by 10 bp.

          Net interest income for the first six months of 2002 increased to $217,613,000 or 4.2% over the $208,878,000 for last year. The growth in net interest income was attributable to growth in average earning assets, particularly investment securities, which offset a decline in the net interest margin from 4.96% to 4.73%.

                                   (continued)

          MERCANTILE BANKSHARES CORPORATION                          Page 2 of 9

          At June 30, 2002, nonperforming assets declined $6,218,000 from March 31, 2002, to $45,341,000 or 0.64% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were 0.74% and 0.55% at March 31, 2002, and June 30, 2001, respectively. This decline resulted from actions to address credit quality issues, particularly in the leasing business. Nonperforming assets related to the leasing business declined to $10,073,000 at June 30, 2002, from $19,367,000 at March 31, 2002. The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, also improved during the quarter. At June 30, 2002 monitored loans were $7,885,000 compared to $30,294,000 at March 31, 2002. One monitored loan of $11,347,000, to a business dependent on the telecommunications industry, was moved to nonaccrual status and subsequently partially charged-off. Another $14,000,000 was removed from the monitored category based on satisfactory operating results and the underlying value of the collateral.

          The allowance for loan losses was $135,394,000 at June 30, 2002, representing 1.90% of total loans. The allowance for loan losses to total loans was 2.07% at both March 31, 2002, and June 30, 2001. Net charge-offs for the quarter ended June 30, 2002, increased to $13,227,000, of which $8,121,000 was related to the leasing business. The annualized net charge-off ratio was 0.74% of period-end loans. The comparable figures for the quarter ended March 31, 2002, were $1,041,000 and 0.06%. The coverage of nonperforming loans provided by the allowance for loan losses improved to 299% at June 30, 2002 from 279% at March 31, 2002. The comparable ratio at June 30, 2001, was 375%. The provision for loan losses was $5,116,000 and $3,178,000 for the second quarters of 2002 and 2001, respectively, and $3,083,000 for the first quarter of 2002.

          Noninterest income increased 2.9% to $36,805,000 for the second quarter 2002 from $35,758,000 for the comparable period in 2001. Included in this increase was a $1,051,000 gain from the sale of equity securities, which added 1 cent to net income per share. Excluding the investment securities gain, noninterest income remained unchanged year over year. Investment and wealth management revenues increased 1.7% to $17,828,000 for the quarter ended June 30, 2002, but mortgage banking revenues decreased 41.4% to $1,915,000. This decline was attributable to lower volumes in commercial mortgage loan originations and the outsourcing of the retail origination business.

          Noninterest expenses for the quarter ended June 30, 2002, increased 3.9% to $67,930,000 from $65,406,000 for the second quarter of 2001.
          Excluding goodwill amortization, noninterest expenses for the second quarter 2002 increased 8.0% over the second quarter 2001. The $2.4 million, or 7.9%, increase in salaries included severance expenses of $1.7 million related to the reorganization of the investment and wealth management business. These severance expenses reduced net income per share by 1.5 cents. The $859,000, or 11.9%, increase in employee benefits was due primarily to increased pension and medical costs. Net occupancy expense for the second quarter of

                                   (continued)

          MERCANTILE BANKSHARES CORPORATION                          Page 3 of 9


          2002 increased 21.8% to $4,064,000 from $3,336,000 for the second quarter of last year due to increased rent and maintenance expenses. The $708,000, or 5.8%, increase in other expenses was due mainly to increased promotional expenses. The $281,000 or 206.6%, increase in stock-based compensation expense reflects a shift toward a larger equity component in overall compensation. Given this shift, and the attention the issue has attracted, it is noteworthy that since 1995 Mercantile has expensed the cost of stock options when granted. Finally, excluding severance expenses, noninterest expense would have been flat compared to the first quarter of 2002.

          The efficiency ratio, a key measure of expense management, was 46.0% for the second quarter of 2002 versus 44.7% for the comparable period in 2001. Excluding severance expenses, the efficiency ratio would have been 44.8% for the second quarter of 2002. Return on average assets for the second quarter of 2002 was 1.90%, return on average tangible equity was 16.36% and the ratio of average tangible equity to average assets was 11.71%. For the six months ended June 30, 2002, return on average assets was 1.91%, return on average tangible equity was 16.50%, and the ratio of average tangible equity to average assets was 11.67%.

          At June 30, 2002, total assets increased 9.5% to $10,159,234,000 compared to $9,280,542,000 a year earlier. Total loans increased 3.1% to $7,134,893,000 at June 30, 2002, compared to $6,923,139,000 at June
          30, 2001. Total deposits at June 30, 2002, were $7,708,176,000, an increase of 8.1% from $7,128,764,000 at the end of the second quarter 2001. Shareholders' equity at June 30, 2002 was $1,282,087,000, an increase of 3.6% from $1,237,813,000 a year earlier. The Corporation repurchased 258,000 shares during the second quarter of 2002 and has existing authorizations to repurchase up to 2.6 million additional shares. Effective at the June 2002 Board meeting, the quarterly dividend rate was increased 7.1% to $.30 from $.28 per share.

          Cautionary Statement
          This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

          Additional financial information is attached.

          David E. Borowy
          Investor Relations
          (410) 347-8361

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                      (in thousands, except per share data)


                                                                For the Six Months Ended                   For the Quarter Ended
                                                                        June 30,                                 June 30,
                                                            -------------------------------------     ------------------------------
                                                                                        % Incr.                              % Incr.
                                                             2002           2001        (Decr.)        2002       2001       (Decr.)
                                                            -------------------------------------     ------------------------------
OPERATING RESULTS
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                         $  217,613      $  208,878     4.2%       $  110,425  $  103,908    6.3%
------------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent                       220,652         212,162     4.0           111,957     105,516    6.1
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                        8,199           6,129    33.8             5,116       3,178   61.0
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                      93,120          90,982     2.3            46,945      44,624    5.2
------------------------------------------------------------------------------------------------------------------------------------
Net income adjusted for goodwill amortization                   93,120          95,727    (2.7)           46,945      47,072    (.3)
------------------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
------------------------------------------------------------------------------------------------------------------------------------
Basic net income                                            $     1.33      $     1.28     3.9%       $      .67  $      .63    6.3%
------------------------------------------------------------------------------------------------------------------------------------
Basic net income adjusted for goodwill amortization               1.33            1.35    (1.5)              .67         .66    1.5
------------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                                1.32            1.27     3.9               .67         .62    8.1
------------------------------------------------------------------------------------------------------------------------------------
Diluted net income adjusted for goodwill amortization             1.32            1.33     (.8)              .67         .66    1.5
------------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                                     .58             .54     7.4               .30         .28    7.1
------------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                         18.38           17.38     5.8
------------------------------------------------------------------------------------------------------------------------------------
Market value at period end                                       41.03           39.13     4.9
------------------------------------------------------------------------------------------------------------------------------------
Market range:
------------------------------------------------------------------------------------------------------------------------------------
    High                                                         45.36           44.50     1.9             44.80       40.10   11.7
------------------------------------------------------------------------------------------------------------------------------------
    Low                                                          38.89           33.63    15.6             38.89       35.44    9.7
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE  BALANCE SHEET DATA
------------------------------------------------------------------------------------------------------------------------------------
Total loans                                                 $6,980,040      $6,779,823     3.0%       $7,029,501  $6,828,121    2.9%
------------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                         9,407,181       8,618,860     9.1         9,478,299   8,743,321    8.4
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                                 9,853,320       9,049,533     8.9         9,930,820   9,177,354    8.2
------------------------------------------------------------------------------------------------------------------------------------
Total deposits                                               7,358,934       6,919,502     6.4         7,477,082   7,036,065    6.3
------------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                         1,241,064       1,195,466     3.8         1,253,600   1,210,377    3.6
------------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS (Adjusted net income, annualized)
------------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                          1.91%           2.13%                     1.90%       2.06%
------------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                         15.13           16.15                     15.02       15.60
------------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                                16.50           17.72                     16.36       17.13
------------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                                 12.60           13.21                     12.62       13.19
------------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average tangible assets               11.67           12.18                     11.71       12.15
------------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread-taxable equivalent                       4.09            3.80                      4.12        3.71
------------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets-taxable equivalent          4.73            4.96                      4.74        4.84
------------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding goodwill amortization                 46.11           44.09                     45.99       44.69
------------------------------------------------------------------------------------------------------------------------------------

Bank offices                                                       185             189      (4)
------------------------------------------------------------------------------------------------------------------------------------
Employees                                                        2,926           2,987     (61)
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                             $   14,268      $    1,136       -%       $   13,227  $      370      -%
------------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                45,278          38,338    18.1
------------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                                   -               -       -
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                       45,278          38,338    18.1
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                        63              66    (4.5)
------------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                      45,341          38,404    18.1
------------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                              .23%            .18%                      .29%        .18%
------------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
     as a percent of period-end loans                              .40             .03                       .74         .02
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                                   .63             .55
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                             1.90            2.07
------------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans                        299.03          374.58
------------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned                    -               -
------------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned                  .64             .55
------------------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                     (in thousands, except per share data)

                                                   For the Six Months Ended                    For the Quarter Ended
                                                           June 30,                                   June 30,
                                            ------------------------------------------  ---------------------------------------
                                                                 Increase/(Decrease)                       Increase/(Decrease)
                                                               -----------------------                   ----------------------
                                              2002      2001      Amount        %         2002      2001     Amount          %
                                            ------------------------------------------  ---------------------------------------
INTEREST INCOME
-------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                  $233,822  $284,163   $(50,341)    (17.7)%   $117,124  $139,127 $(22,003)    (15.8)%
-------------------------------------------------------------------------------------------------------------------------------
Interest and dividends
  on investment securities:
-------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                    49,207    45,904      3,303       7.2       24,864    23,002    1,862       8.1
-------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                    959     1,002        (43)     (4.3)         479       514      (35)     (6.8)
-------------------------------------------------------------------------------------------------------------------------------
   Dividends                                     542       680       (138)    (20.3)         259       313      (54)    (17.3)
-------------------------------------------------------------------------------------------------------------------------------
   Other investment income                     5,888     1,690      4,198     248.4        2,895       840    2,055     244.6
-------------------------------------------------------------------------------------------------------------------------------
                                              56,596    49,276      7,320      14.9       28,497    24,669    3,828      15.5
-------------------------------------------------------------------------------------------------------------------------------
Other interest income                          2,667     3,476       (809)    (23.3)       1,002     2,377   (1,375)    (57.8)
-------------------------------------------------------------------------------------------------------------------------------
        Total interest income                293,085   336,915    (43,830)    (13.0)     146,623   166,173  (19,550)    (11.8)
-------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
-------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                          63,609   108,938    (45,329)    (41.6)      30,475    53,793  (23,318)    (43.3)
-------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings              6,240    16,054     (9,814)    (61.1)       2,928     6,947   (4,019)    (57.9)
-------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                     5,623     3,045      2,578      84.7        2,795     1,525    1,270      83.3
-------------------------------------------------------------------------------------------------------------------------------
        Total interest expense                75,472   128,037    (52,565)    (41.1)      36,198    62,265  (26,067)    (41.9)
-------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                          217,613   208,878      8,735       4.2      110,425   103,908    6,517       6.3
-------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                      8,199     6,129      2,070      33.8        5,116     3,178    1,938      61.0
-------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                    209,414   202,749      6,665       3.3      105,309   100,730    4,579       4.5
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
-------------------------------------------------------------------------------------------------------------------------------
Investment and wealth management              34,355    34,659       (304)      (.9)      17,828    17,528      300       1.7
-------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts           15,189    13,300      1,889      14.2        7,726     6,880      846      12.3
-------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                  5,089     4,861        228       4.7        1,915     3,267   (1,352)    (41.4)
-------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)       1,049     1,539       (490)    (31.8)       1,051         -    1,051         -
-------------------------------------------------------------------------------------------------------------------------------
Other income                                  15,962    15,114        848       5.6        8,285     8,083      202       2.5
-------------------------------------------------------------------------------------------------------------------------------
        Total noninterest income              71,644    69,473      2,171       3.1       36,805    35,758    1,047       2.9
-------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
-------------------------------------------------------------------------------------------------------------------------------
Salaries                                      65,005    60,290      4,715       7.8       33,359    30,912    2,447       7.9
-------------------------------------------------------------------------------------------------------------------------------
Employee benefits                             16,600    15,136      1,464       9.7        8,069     7,210      859      11.9
-------------------------------------------------------------------------------------------------------------------------------
Stock-based compensation expense                 820      (538)     1,358     252.4          417       136      281     206.6
-------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises         7,969     6,771      1,198      17.7        4,064     3,336      728      21.8
-------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses              12,059    11,748        311       2.6        5,627     5,744     (117)     (2.0)
-------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                    6,663     6,573         90       1.4        3,407     3,296      111       3.4
-------------------------------------------------------------------------------------------------------------------------------
Goodwill amortization                              -     4,805     (4,805)   (100.0)           -     2,493   (2,493)   (100.0)
-------------------------------------------------------------------------------------------------------------------------------
Other expenses                                25,005    23,285      1,720       7.4       12,987    12,279      708       5.8
-------------------------------------------------------------------------------------------------------------------------------
        Total noninterest expenses           134,121   128,070      6,051       4.7       67,930    65,406    2,524       3.9
-------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                   146,937   144,152      2,785       1.9       74,184    71,082    3,102       4.4
-------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                       53,817    53,170        647       1.2       27,239    26,458      781       3.0
-------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                    93,120    90,982      2,138       2.3       46,945    44,624    2,321       5.2
-------------------------------------------------------------------------------------------------------------------------------
Add:  goodwill amortization, net of tax
  benefit                                          -     4,745     (4,745)   (100.0)           -     2,448   (2,448)   (100.0)
-------------------------------------------------------------------------------------------------------------------------------

ADJUSTED NET INCOME                         $ 93,120  $ 95,727   $ (2,607)     (2.7)    $ 46,945  $ 47,072    $(127)      (.3)
--------------------------------------------=============================---------------===========================------------

Weighted average shares outstanding           69,807    71,153     (1,346)     (1.9)      69,793    71,186   (1,393)     (2.0)
--------------------------------------------=============================---------------===========================------------

Adjusted weighted average shares
  outstanding                                 70,366    71,786     (1,420)     (2.0)      70,322    71,802   (1,480)     (2.1)
--------------------------------------------=============================---------------===========================------------
NET INCOME PER COMMON SHARE:
  Basic                                     $   1.33  $   1.28   $    .05       3.9     $    .67  $    .63  $   .04       6.3
-------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                            -       .07       (.07)   (100.0)           -       .03     (.03)   (100.0)
-------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                  $   1.33  $   1.35   $   (.02)     (1.5)    $    .67  $    .66  $   .01       1.5
--------------------------------------------=============================---------------===========================------------

-------------------------------------------------------------------------------------------------------------------------------
  Diluted                                   $   1.32  $   1.27   $    .05       3.9     $    .67  $    .62  $   .05       8.1
-------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                            -       .06       (.06)   (100.0)           -       .04     (.04)   (100.0)
-------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                  $   1.32  $   1.33   $   (.01)      (.8)    $    .67  $    .66  $   .01       1.5
--------------------------------------------=============================---------------===========================------------

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)

                                                                                       June 30,
                                                                    ----------------------------------------------
                                                                                               Increase/(Decrease)
                                                                                              --------------------
                                                                      2002        2001         Amount      %
                                                                    ----------------------------------------------
ASSETS
-----------------------------------------------------------------------------------------------------------------
Cash and due from banks                                             $   275,500   $  294,679   $(19,179)    (6.5)%
-----------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                                    358          356          2       .6
-----------------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                             2,146,158    1,639,236    506,922     30.9
-----------------------------------------------------------------------------------------------------------------
    States and political subdivisions                                       673        1,370       (697)   (50.9)
-----------------------------------------------------------------------------------------------------------------
    Other investments                                                   215,499       59,627    155,872    261.4
-----------------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $40,916 (2002) and $42,131 (2001)                                  38,552       40,706     (2,154)    (5.3)
-----------------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $15,461 (2002) and $13,454 (2001)                                  15,461       13,454      2,007     14.9
-----------------------------------------------------------------------------------------------------------------
        Total investment securities                                   2,416,343    1,754,393    661,950     37.7
--------------------------------------------------------------------====================================---------

Federal funds sold                                                        5,511       36,364    (30,853)   (84.8)
-----------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                                      46,466       43,403      3,063      7.1
-----------------------------------------------------------------------------------------------------------------

Loans                                                                 7,134,893    6,923,139    211,754      3.1
-----------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                        (135,394)    (143,605)    (8,211)    (5.7)
-----------------------------------------------------------------------------------------------------------------
        Loans, net                                                    6,999,499    6,779,534    219,965      3.2
-----------------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                                        100,892      103,386     (2,494)    (2.4)
-----------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                                 63           66         (3)    (4.5)
-----------------------------------------------------------------------------------------------------------------
Goodwill, net                                                           102,705      106,971     (4,266)    (4.0)
-----------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                              8,510        7,737        773     10.0
-----------------------------------------------------------------------------------------------------------------
Other assets                                                            203,387      153,653     49,734     32.4
-----------------------------------------------------------------------------------------------------------------
        Total assets                                                $10,159,234   $9,280,542   $878,692      9.5
--------------------------------------------------------------------====================================---------

LIABILITIES

Deposits:
    Noninterest-bearing deposits                                    $ 1,937,270   $1,657,547   $279,723     16.9
-----------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                                         5,770,906    5,471,217    299,689      5.5
-----------------------------------------------------------------------------------------------------------------
        Total deposits                                                7,708,176    7,128,764    579,412      8.1
-----------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                   806,957      717,328     89,629     12.5
-----------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                                   93,301      112,437    (19,136)   (17.0)
-----------------------------------------------------------------------------------------------------------------
Long-term debt                                                          268,713       84,200    184,513    219.1
-----------------------------------------------------------------------------------------------------------------
        Total liabilities                                             8,877,147    8,042,729    834,418     10.4
--------------------------------------------------------------------=============================================

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                                         139,527      142,475     (2,948)    (2.1)
-----------------------------------------------------------------------------------------------------------------
Capital surplus                                                         157,222      218,876    (61,654)   (28.2)
-----------------------------------------------------------------------------------------------------------------
Retained earnings                                                       954,506      853,289    101,217     11.9
-----------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                            30,832       23,173      7,659     33.1
-----------------------------------------------------------------------------------------------------------------
        Total shareholders' equity                                    1,282,087    1,237,813     44,274      3.6
-----------------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity                $10,159,234   $9,280,542   $878,692      9.5
--------------------------------------------------------------------====================================---------

-----------------------------------------------------------------------------------------------------------------
Actual shares outstanding                                                69,764       71,237     (1,473)    (2.1)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Book value per common share                                         $     18.38   $    17.38   $   1.00      5.8
-----------------------------------------------------------------------------------------------------------------

                [LOGO] MERCANTILE BANKSHARES CORPORATION
                      CONSOLIDATED AVERAGE BALANCE SHEETS
                                 (in thousands)

                                                       For the Six Months Ended                    For the Quarter Ended
                                                               June 30,                                   June 30,
                                              ------------------------------------------  ---------------------------------------

                                                        2002                2001                     2002              2001
                                              ------------------------------------------  ---------------------------------------
Earning assets                                   Average   Yield*/   Average    Yield*/      Average   Yield*/  Average   Yield*/
  Loans:**                                       Balance    Rate     Balance     Rate        Balance    Rate    Balance    Rate
---------------------------------------------------------------------------------------------------------------------------------
    Commercial                                 $4,229,246   6.64%   $3,882,277   8.58%     $4,253,691   6.57%  $3,938,024   8.26%
---------------------------------------------------------------------------------------------------------------------------------
    Construction                                  686,773   6.29       834,698   8.71         702,733   6.27      848,257   8.13
---------------------------------------------------------------------------------------------------------------------------------
    Residential real estate                     1,073,307   7.46     1,067,692   8.10       1,075,562   7.37    1,045,226   8.05
---------------------------------------------------------------------------------------------------------------------------------
    Consumer                                      990,714   7.26       995,156   8.63         997,515   7.18      996,614   8.48
---------------------------------------------------------------------------------------------------------------------------------
           Total loans                          6,980,040   6.82     6,779,823   8.53       7,029,501   6.75    6,828,121   8.24
---------------------------------------------------------------------------------------------------------------------------------

  Federal funds sold, et al                       107,174   5.00       137,312   5.09          94,263   4.25      203,030   4.69
---------------------------------------------------------------------------------------------------------------------------------

  Securities:***
   Taxable securities
     U.S. Treasury securities                   1,510,881   4.74     1,345,980   5.61       1,505,980   4.68    1,294,228   5.57
---------------------------------------------------------------------------------------------------------------------------------
     U.S. Agency securities                       543,489   5.09       253,343   6.73         583,842   5.02      314,996   6.39
---------------------------------------------------------------------------------------------------------------------------------
     Other stocks and bonds                       226,156   5.79        61,694   8.04         225,230   5.68       60,846   7.86
---------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt securities
     States and political subdivisions             39,083   8.18        40,333   8.28          39,125   8.13       41,744   8.17
---------------------------------------------------------------------------------------------------------------------------------
           Total securities                     2,319,609   4.98     1,701,350   5.93       2,354,177   4.91    1,711,814   5.87
---------------------------------------------------------------------------------------------------------------------------------

  Interest-bearing deposits in other banks            358   4.39           375   5.30             358   4.20          356   5.35
---------------------------------------------------------------------------------------------------------------------------------
           Total earning assets                 9,407,181   6.35     8,618,860   7.96       9,478,299   6.27    8,743,321   7.70
---------------------------------------------------------------------------------------------------------------------------------

  Cash and due from banks                         219,429              209,544                223,744             213,238
---------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment, net                101,348              103,534                101,179             104,030
---------------------------------------------------------------------------------------------------------------------------------
  Other assets                                    269,514              258,873                272,707             259,087
---------------------------------------------------------------------------------------------------------------------------------
  Less: allowance for loan losses                (144,152)            (141,278)              (145,109)           (142,322)
---------------------------------------------------------------------------------------------------------------------------------
                 Total assets                  $9,853,320           $9,049,533             $9,930,820          $9,177,354
-----------------------------------------------==========-----------==========-------------==========----------==========--------

Interest-bearing liabilities

  Deposits:
 ---------------------------------------------------------------------------------------------------------------------------------
    Savings                                    $  935,762    .95    $  845,302   1.77      $  961,386    .93   $  850,098   1.63
---------------------------------------------------------------------------------------------------------------------------------
    Checking plus interest accounts               846,349    .35       756,388    .86         857,669    .35      768,376    .78
---------------------------------------------------------------------------------------------------------------------------------
    Money market                                1,026,650   1.41       790,391   3.07       1,049,529   1.37      814,554   2.95
---------------------------------------------------------------------------------------------------------------------------------
    Time deposits $100,000 and over             1,016,025   3.43     1,152,557   5.98       1,031,720   3.19    1,179,637   5.88
---------------------------------------------------------------------------------------------------------------------------------
    Other time deposits                         1,771,203   3.79     1,831,913   5.73       1,758,774   3.58    1,835,482   5.59
---------------------------------------------------------------------------------------------------------------------------------
           Total interest-bearing deposits      5,595,989   2.29     5,376,551   4.09       5,659,078   2.16    5,448,147   3.96
---------------------------------------------------------------------------------------------------------------------------------

  Short-term borrowings                           861,272   1.46       731,376   4.43         813,881   1.44      723,725   3.85
---------------------------------------------------------------------------------------------------------------------------------
  Long-term debt                                  283,332   4.00        92,449   6.64         283,331   3.96       92,351   6.62
---------------------------------------------------------------------------------------------------------------------------------
           Total interest-bearing funds         6,740,593   2.26     6,200,376   4.16       6,756,290   2.15    6,264,223   3.99
---------------------------------------------------------------------------------------------------------------------------------

  Noninterest-bearing deposits                  1,762,945            1,542,951              1,818,004           1,587,918
---------------------------------------------------------------------------------------------------------------------------------
  Other liabilities and accrued expenses          108,718              110,740                102,926             114,836
---------------------------------------------------------------------------------------------------------------------------------
           Total liabilities                    8,612,256            7,854,067              8,677,220           7,966,977
---------------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                          1,241,064            1,195,466              1,253,600           1,210,377
---------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity   $9,853,320           $9,049,533             $9,930,820          $9,177,354
----------------------------------------------===========-----------==========-------------==========----------==========--------

  Net interest rate spread                                  4.09%                3.80%                  4.12%               3.71%
---------------------------------------------------------------------------------------------------------------------------------
  Effect of noninterest-bearing funds                        .64                 1.16                    .62                1.13
---------------------------------------------------------------------------------------------------------------------------------
  Net interest margin on earning assets                     4.73%                4.96%                  4.74%               4.84%
------------------------------------------------------------====-----------------====-------------------====----------------====-

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Prior period loan amounts have been reclassified to conform with current period presentation. Loans are classified based on purpose; previously, loans were classified based on collateral.
*** Balances reported at amortized cost; excludes pretax unrealized gains
    (losses) on securities available-for-sale.

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (in thousands)

                                                                  2Q 02          1Q 02         2Q 01
                                                              -----------------------------------------
PERIOD-END LOANS BY TYPE
-------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                 $2,237,159     $  2,196,212   $2,306,684
-------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                 1,933,924        1,859,148    1,522,118
-------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                          751,193          677,274      892,739
-------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)              1,079,004        1,088,752    1,043,987
-------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                             789,332          779,848      826,024
-------------------------------------------------------------------------------------------------------
Home Equity Lines                                                215,996          201,725      172,868
-------------------------------------------------------------------------------------------------------
Lease financing                                                  128,285          138,656      158,719
-------------------------------------------------------------------------------------------------------
       TOTAL LOANS AT END OF PERIOD                           $7,134,893     $  6,941,615   $6,923,139
--------------------------------------------------------------=========================================

NONPERFORMING LOANS BY TYPE
-------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                 $   26,935     $     25,571   $   21,074
-------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                     8,829           11,228        5,407
-------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                            2,450            1,913        3,120
-------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                  2,648            2,982        2,684
-------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                 253              205          225
-------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     64               78            -
-------------------------------------------------------------------------------------------------------
Lease financing                                                    4,099            9,403        5,828
-------------------------------------------------------------------------------------------------------
       TOTAL NONPERFORMING LOANS AT END OF PERIOD             $   45,278     $     51,380   $   38,338
--------------------------------------------------------------=========================================

LOANS PAST DUE 30-89 DAYS BY TYPE
-------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                 $    6,175     $     48,846   $   31,117
-------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                    10,183           36,696       15,981
-------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                              488            6,651          708
-------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                 12,077           17,816       14,190
-------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                               4,256            5,902        5,047
-------------------------------------------------------------------------------------------------------
Home Equity Lines                                                    696            1,662        1,432
-------------------------------------------------------------------------------------------------------
Lease financing                                                        -            2,516          629
-------------------------------------------------------------------------------------------------------
       TOTAL LOANS PAST DUE 30-89 DAYS                        $   33,875     $    120,089   $   69,104
--------------------------------------------------------------=========================================

CHARGE-OFFS BY LOAN TYPE
-------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                 $    8,357     $        661   $       67
-------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                       199              169            9
-------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                -                -            -
-------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                     76               34           52
-------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                 760              748          756
-------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     24                -           79
-------------------------------------------------------------------------------------------------------
Lease financing                                                    4,800                -            -
-------------------------------------------------------------------------------------------------------
       TOTAL CHARGE-OFFS                                      $   14,216     $      1,612   $      963
--------------------------------------------------------------=========================================

RECOVERIES BY LOAN TYPE
-------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                 $      267     $         98   $       81
-------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                       117               35            4
-------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                              131                6           29
-------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                     32               26           30
-------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                 394              405          432
-------------------------------------------------------------------------------------------------------
Home Equity Lines                                                     48                1           17
-------------------------------------------------------------------------------------------------------
Lease financing                                                        -                -            -
-------------------------------------------------------------------------------------------------------
       TOTAL RECOVERIES                                       $      989     $        571   $      593
--------------------------------------------------------------=========================================

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                         2Q 02        1Q 02        2Q 01
                                                       --------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                  (Dollars in millions)
---------------------------------------------------------------------------------------------
Personal
---------------------------------------------------------------------------------------------
Assets with Investment Responsibility                  $    7,232   $    7,782   $    7,940
---------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                    2,518        2,688        2,622
---------------------------------------------------------------------------------------------
              Total Personal                                9,750       10,470       10,562

Institutional
---------------------------------------------------------------------------------------------
Assets with Investment Responsibility                       6,520        6,790        6,116
---------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                   20,350       20,885       21,976
---------------------------------------------------------------------------------------------
              Total Institutional                          26,870       27,675       28,092

Personal & Institutional Combined
---------------------------------------------------------------------------------------------
Assets with Investment Responsibility                      13,752       14,572       14,056
---------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                   22,868       23,573       24,598
---------------------------------------------------------------------------------------------
              Total Assets Under Administration        $   36,620   $   38,145   $   38,654
                                                       ======================================

OTHER INTANGIBLE ASSET INFORMATION                              (Dollars in thousands)
---------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                           $    8,051   $    8,499   $    7,272
---------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                            442          423          423
---------------------------------------------------------------------------------------------
               EOP  Total Other Intangibles, Net       $    8,493   $    8,922   $    7,695
-------------------------------------------------------======================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                       $      522   $      507   $      429
-------------------------------------------------------======================================

PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                  (Dollars in thousands)
---------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)           $  288,674   $  315,442   $  358,117
---------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                        1,632,440    1,652,498    1,322,638
---------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                    3,718,703    3,696,322    3,638,769
---------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others             $5,639,817   $5,664,262   $5,319,524
-------------------------------------------------------======================================